Exhibit 23.5
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc.
Scottsdale, Arizona
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement our report dated June 24, 2005 relating to the financial statements of Florida Recycling Services Inc., which appears in the Current Report on Form 8-K of Waste Services, Inc. dated July 8, 2005.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California

August 11, 2005